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Exhibit 10.54

COUNTRYWIDE FINANCIAL CORPORATION

RESTRICTED STOCK AGREEMENT

        This Restricted Stock Agreement ("Agreement"), made as of [Grant Date] (the "Grant Date"), between COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and [Employee Name] (the "Award Holder").

        In accordance with the 2000 Equity Incentive Plan of Countrywide Financial Corporation (Amended and Restated Effective June 16, 2004), as further amended (the "EIP"), the Company has awarded the Award Holder [Shares] shares of common stock, par value $0.05 per share ("Shares"), upon the terms and conditions described in this Agreement and the EIP (the "Restricted Stock"). Capitalized terms not defined herein shall have the meaning ascribed to them in the EIP.

        Grant of Restricted Stock.    This Agreement evidences the Company's grant to the Award Holder, on the Grant Date of the Restricted Stock, subject to the provisions of this Agreement and the EIP (the "Award"). The number of shares of Restricted Stock shall be subject to adjustment as provided in Section 5 hereof. The Restricted Stock will be maintained on deposit with the Company or its agent.

1.
Release or Forfeiture of the Restricted Stock.

(a)
Subject to paragraphs (b) and (c) below, if the Award Holder remains employed by the Company through the relevant release dates set forth below (the "Release Date"), then, at the close of business as of such date, the Company shall release to the Award Holder the cumulative percentage of the Restricted Stock set forth opposite such dates:

Cumulative Total of Restricted Shares Released	Release Dates
33%	[One Year from Grant Date]
66%	[Two Years from Grant Date]
100%	[Three Years from Grant Date]
  (b)
  If the Award Holder does not remain employed by the Company, for any reason other than death, Disability or Normal Retirement, through the applicable Release Date, the Award Holder shall forfeit all right, title and interest in and to that portion of Restricted Stock which have not been released as of the date of termination of employment with the Company. In the event the Award Holder's employment terminates, other than as a result of death, Disability, Normal Retirement or Cause, and the Award Holder returns to employment with the Company within three (3) months after the termination, the termination will have no effect on the Award and the Award Holder shall have the same number of shares and the same Release Dates as set forth in this Agreement.

  (c)
  In the event of a Corporate Change or termination by the company without cause or death, or termination of employment resulting from Disability or Normal Retirement, the Restricted Stock which have not previously been released to the Award Holder shall be released to the Award Holder, and no longer be subject to forfeiture, as of the date of such event or such termination.

2.
Non-Transferability of Restricted Stock.    Until such time as a share of Restricted Stock is released, as provided in paragraph 1 hereof, the Award Holder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of any such Restricted Stock except that all or any of the Restricted Stock may be transferred by will or the laws of descent and distribution, by Beneficiary Designation or pursuant to a qualified domestic relations order.

3.
Securities Laws.    The Award Holder acknowledges that certain restrictions under state or federal securities laws may apply with respect to the Restricted Stock granted pursuant to this Award, even after they have been released to the Award Holder. Award Holder hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state and federal securities laws and any restrictions on the resale of such Shares which may pertain under such laws.

4.
Legend.    Each certificate evidencing any of the shares of Restricted Stock shall bear a legend substantially as follows:

    "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all of the terms and conditions of a certain Restricted Stock Agreement dated as of [Grant Date], and the 2000 Equity Incentive Plan of Countrywide Financial Corporation, copies of which the Company will furnish to the holder of this certificate upon request without charge."

5.
Adjustment.    In the event of a Change in Capitalization (as hereinafter defined), the number of shares of Restricted Stock granted hereunder shall be appropriately and equitably adjusted. For purposes hereof, "Change in Capitalization" shall mean any increase or reduction in the number of shares of Common Stock outstanding, or any exchange of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or similar event. If by reason of a Change in Capitalization, the Award Holder shall be entitled to new, additional or different shares of Common Stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Restricted Shares prior to such Change in Capitalization.

6.
Designation of Beneficiary.    The Award Holder may file a Beneficiary Designation under this Agreement and may from time to time revoke or amend any such designation. Any Beneficiary Designation under this Agreement shall be controlling over any other disposition, testamentary or otherwise, provided, however, that if the Company is in doubt as to the entitlement of any such beneficiary to any shares of Restricted Stock, the Company may determine to recognize only the legal representative of the Award Holder in which case the Company shall not be under any further liability to anyone.

7.
Stockholder Rights.    During the period that any shares of Restricted Stock remain subject to forfeiture under Section 1 hereof, the Award Holder shall retain all rights of a stockholder of the Company with respect to such Shares, including the right to vote such Shares and the right to receive dividends paid in respect of such Shares.

8.
Withholding.    The Company shall have the right to require the Award Holder (or if applicable, permitted assigns, heirs or Beneficiaries) to remit to the Company an amount sufficient to satisfy any tax requirements prior to the delivery of any certificate or certificates for Restricted Stock under this Agreement. All or a portion of the taxes required to be withheld in connection with the lapse of restrictions on an Award may be paid by withholding shares to be delivered to the Award Holder pursuant to an Award.

9.
No Right to 83(b) Election.    The Award Holder shall have no right to file an Internal Revenue Code section 83(b) election in connection with this Award. In the event the Award Holder files such election, this Restricted Stock Agreement shall become null and void and the Award shall be immediately forfeited.

10.
Notices.    Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office in Calabasas, California, and to the Award Holder at the address of the Award Holder on file with the Company, or which the Award Holder may hereafter designate in writing.

11.
No Right of Employment.    Nothing in this Agreement or the Plan shall be construed as creating any contract of employment or conferring upon the Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause or notice of any kind.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date and the Participant hereby executes and acknowledges acceptance of the terms and conditions of this Agreement.

Countrywide Financial Corporation:	[Employee Name]:
/s/ Becky Bailey Becky Bailey
MD, Global Benefits and Executive Compensation	Date:

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  Exhibit 10.54
COUNTRYWIDE FINANCIAL CORPORATION RESTRICTED STOCK AGREEMENT